Exhibit 99.1

UTSTARCOM RECEIVES NASDAQ NOTIFICATION RELATED TO LATE

FILING OF ITS FORM 10-Q FOR THE SECOND QUARTER OF 2007

ALAMEDA, Calif., August 15, 2007 – UTStarcom, Inc. (Nasdaq: UTSI), a global leader in IP-based, end-to-end networking solutions and services, today announced that, as expected, on August 13, 2007, the Company received an additional Nasdaq Staff Determination Notice stating that the Company has failed to file its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007, which is a requirement for continued listing set forth in Marketplace Rule 4310(c)(14), and that its securities are, therefore, subject to delisting from the Nasdaq Stock Market.  Nasdaq initially informed the Company on November 15, 2006 that its securities would be delisted for failure to timely file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.  The Company was notified again on March 13, 2007 for failure to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and again on May 16, 2007 regarding the Company’s failure to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.

As previously disclosed, the Nasdaq Listing Qualifications Panel (the “Panel”) granted the Company a conditional extension for continued listing on April 17, 2007.  On May 14, 2007, the Nasdaq Listing and Hearing Review Council (the “Listing Council”) called the Panel’s April 17, 2007 decision for review and determined to stay any decision to suspend the Company’s securities pending further action by the Listing Council.  The Company expects that its securities will remain listed during the Listing Council’s review, which is ongoing, until the Listing Council makes a final determination.  There can be no assurance that the Listing Council will grant the Company’s request for additional time to comply with its filing obligation.

About UTStarcom, Inc.

UTStarcom is a global leader in IP-based, end-to-end networking solutions and international service and support. UTStarcom sells its broadband, wireless, and handset solutions to operators in both emerging and established telecommunications markets around the world. UTStarcom enables its customers to rapidly deploy revenue-generating access services using their existing infrastructure, while providing a migration path to cost-efficient, end-to-end IP networks. Founded in 1991 and

UTStarcom Inc.

1275 Harbor Bay Parkway

Alameda, CA  94502

headquartered in Alameda, California, UTStarcom has research and design operations in the United States, Canada, China, Korea and India. UTStarcom is a FORTUNE 1000 company.

For more information about UTStarcom, please visit the UTStarcom Web site at www.utstar.com.

Forward Looking Statements

Information in this release regarding the status of listing of the Company’s securities on the Nasdaq Stock Market and the Company’s present expectations concerning the continued listing thereof, as well as other expectations and beliefs, are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to the Company as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statement. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include our ability to file required reports with the SEC on a timely basis; our ability to meet the requirements of the Nasdaq Stock Market for continued listing of our securities; potential claims and proceedings relating to such matters, including action by the SEC and/or other governmental agencies; and other risks detailed from time to time in the Company’s SEC reports and filings, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Company Contact

Chesha Kamieniecki

Director of Investor Relations

UTStarcom, Inc.

510.749.1560

ckamieniecki@utstar.com